CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Board of Directors and Stockholders of Cdoor Corp.



         We hereby consent to the incorporation by reference, in this Annual Report on Form 10-KSB of CDoor Corp., of our report dated August
15, 2005 relating to the financial statements of Cdoor Corp. for the period from November 18, 2004 (Inception) through December 31, 2004.






                                                         /s/SF Partnership, LLP
                                                         Chartered Accountants

Toronto, Canada
March 29, 2006